Exhibit 99.1

Noodles & Company Announces Review of Strategic Alternatives to Maximize Shareholder Value

Broomfield, Colo., September 3, 2025 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced that its Board of Directors has initiated a review of strategic alternatives in order to explore ways to maximize shareholder value. The review will include a range of potential strategic alternatives, including refinancing of existing indebtedness, refranchising or sale of all or part of the business, and/or other strategic or financial transactions.

Joe Christina, President and Chief Executive Officer of Noodles & Company, commented, “As we navigate through the evolving consumer landscape, our team has been working hard to optimize our recent menu transformation initiative, including strengthening our value proposition through successful initiatives like our Delicious Duos platform, which has contributed to strong comparable restaurant sales performance of positive 4.5% in August. We believe now is the appropriate time to consider strategic options for our brand that could allow us to more effectively maximize value for our shareholders. As the Board conducts its review, our team will remain focused on executing our strategic priorities to establish Noodles & Company as the best choice for customers to satisfy their comfort food cravings.”

Noodles & Company has not set a deadline or definitive timetable for the completion of the strategic alternatives review process, and there can be no assurance that this process will result in any transaction or particular outcome. The Company does not intend to comment further unless and until the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or necessary.

Noodles & Company has retained Piper Sandler as its financial advisor to assist in this review.

Key Definitions

Comparable Restaurant Sales — represents year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold and changes in per-person spend, calculated as sales divided by traffic. Restaurants that were temporarily closed or operating at reduced hours remained in comparable restaurant sales.

About Noodles & Company

Since 1995, Noodles & Company has served fresh, made-to-order noodle dishes that deliver comfort, adventure, and discovery in every bowl. From indulgent Macs, where Noodles proudly owns the category with craveable, award-winning varieties, to globally inspired favorites like Spicy Korean Steak Noodles, there is something for every craving. Noodles offers variety and balance with value in every bowl, and with new Delicious Duos starting at just $9.95, guests have even more ways to enjoy great taste at a great value. Today, approximately 450 restaurants and 7,000 team members make Noodles a brand built on flavor, innovation, and a culture that celebrates its people. To learn more or find your nearest location, visit www.noodles.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding expectations with respect to our review of strategic alternatives, business strategy and priorities, new menu offerings and our financial condition and liquidity needs. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, uncertainties as to the availability, suitability, structure, terms, and timing of any strategic transaction resulting from the strategic review and whether any such transaction will be completed, the impact of any such strategic transaction on Noodles & Company, whether the strategic benefits of any such strategic transaction can be achieved; current performance trends and our expectations for future performance; ability to obtain financing on acceptable terms, if at all, and comply with our covenants under the A&R Credit Agreement; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; the success of our brand strategy and marketing efforts, including our ability to successfully introduce new menu items, including limited time offerings and the success of our promotions; and economic and other conditions beyond our control, including those resulting from inflation, increased interest rates, recessionary economic cycles, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, and domestic or global conflicts, wars, terrorist activity, weather, natural disasters, disease outbreaks, epidemics or pandemics. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our most recently filed Annual Report on Form 10-K, and, from time to time, in our subsequently filed Quarterly Reports on Form 10-Q. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Investor Relations Contact: investorrelations@noodles.com
Media Contact: press@noodles.com